UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2007

URANIUM 308 CORP.
(Exact name of registrant as specified in its charter)

Commission File Number 000-52476

Nevada	33-1173228
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2820 W. Charleston Blvd., Suite 22
Las Vegas, NV 89102
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (866) 892-5232

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Effective July 27, 2007, Mr. Dennis Tan, President, CEO and a Director of Uranium 308 Corp. (the “Company”), and Mr. Ka Yu, Secretary, Treasurer and a Director of the Company, who held in aggregate 187,500,000 post forward stock split shares of common stock of the Company, have voluntarily agreed to surrendered for cancellation in aggregate 166,500,000 shares of common stock in order to encourage equity investment into the Company. Mr. Dennis Tan voluntarily agreed to surrender for cancellation 96,500,000 of the 112,500,000 post forward stock split shares registered in his name, resulting in 16,000,000 shares being registered to Mr. Tan. Mr. Ka Yu voluntarily agreed to surrender for cancellation 70,000,000 of the 75,000,000 post forward stock split shares registered in his name, resulting in 5,000,000 shares being registered to Mr. Yu. The cancellation of these 166,500,000 shares took place on July 27, 2007, which has reduced the issued and outstanding shares from 225,412,500 to 58,912,500.

Pursuant to Form 8-K, General Instructions F, registrant hereby incorporates by reference the press release attached hereto as Exhibit 99.1.

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Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release dated July 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URANIUM 308 CORP.

By:	/s/ Dennis Tan
Name:	Dennis Tan
Title:	President and Director

Date: July 31, 2007

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